Exhibit 99.2

VALERA PHARMACEUTICALS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Special Meeting of Stockholders April 17, 2007

PROXY VOTING INSTRUCTIONS

The undersigned stockholder(s) of Valera Pharmaceuticals, Inc. (“Valera”), revoking all previous proxies, hereby constitute(s) and appoint(s) Davis S. Tierney, M.D. and Andrew T. Drechsler, as the agent and proxy of the undersigned, with full power of substitution in each, for and in the name and stead of the undersigned, to attend the Special Meeting of Stockholders of Valera to be held on April 17, 2007 at 10:00 a.m., Eastern Daylight Time, at Valera’s offices at 7 Clarke Drive, Cranbury, NJ 28512, and to vote all shares of common stock of Valera which the undersigned would be entitled to vote if personally present at the Special Meeting, and at any adjournment or postponement thereof; provided, that said proxy is authorized and directed to vote as indicated with respect to the matters set forth below:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE MERGER AGREEMENT.

This Proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE MERGER AGREEMENT. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting or any adjournment thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE MERGER AGREEMENT, NOTICE OF THE SPECIAL MEETING AND THE JOINT PROXY STATEMENT/PROSPECTUS FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said agents and proxies may do by virtue hereof and hereby confirms that this Proxy shall be valid and may be voted whether or not the stockholder’s name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exists.

1.	Adoption of the Agreement and Plan of Merger, dated as of December 11, 2006, by and among Indevus Pharmaceuticals, Inc., Hayden Merger Sub, Inc. (which is a wholly-owned subsidiary of Indevus) and Valera

☐ FOR ☐ AGAINST ☐ ABSTAIN

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postagepaid envelope we have provided or return it to VALERA Pharmaceuticals, Inc., c/o ADP, 51 Mercedes Way,

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IF YOU ARE NOT VOTING VIA THE INTERNET OR PHONE.

☐ Please check here if you plan to attend the Special Meeting in person.

Please sign this Proxy exactly as name(s) appear in address below. When shares are held jointly, each holder should sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Corporations should sign with full corporate name by a duly authorized officer and affix the corporate seal. Partnerships should sign in partnership name by a duly authorized person.

Date:
Signature(s)